UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2011

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Board of Directors of MRV Communications, Inc. (the “Company”) is announcing that it is exploring strategic alternatives with respect to its Network Equipment segment, including its Optical Communications Systems (“OCS”) division, and Creative Electronics Systems SA (“CES”), its Swiss subsidiary in the aerospace and defense industry.  The Company engaged Oppenheimer & Co. Inc. as a financial advisor in connection with OCS, and Headwaters BD, LLC for CES.  There can be no assurance that the Company will complete any transaction involving either OCS or CES on favorable terms or at all.  Furthermore, any transaction involving OCS or CES would be dependent on factors beyond the Company’s control, including, among others, the current global economic environment and market conditions, the interest of third parties in OCS, CES or their businesses, and the availability of financing to potential buyers on reasonable terms or at all.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 2, 2011

MRV COMMUNICATIONS, INC.

	By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
VP, General Counsel and Secretary